Exhibit 1.2

Up to 1,051,866 Shares

Village Bank and Trust Financial Corp.

(a Virginia corporation)

Common Stock

(par value $4.00 per share)

SALES AGENCY AGREEMENT

December __, 2014

Compass Point Research & Trading, LLC

3000 K Street N.W., Suite 340

Washington, D.C. 20007

Boenning & Scattergood, Inc.

4 Tower Bridge

200 Barr Harbor Drive

Suite 300

West Conshohocken, Pennsylvania 19428

Ladies and Gentlemen:

Village Bank and Trust Financial Corp., a Virginia corporation (the “Company”) and the bank holding company for Village Bank, a Virginia chartered bank (the “Bank”), hereby confirms their agreement with Compass Point Research & Trading, LLC (“Compass Point”) and Boenning & Scattergood, Inc. (“Boenning” and, together with Compass Point, the “Sales Agents”) to assist the Company, on a best-efforts basis, in the proposed public offering (as described herein, the “Offering”) of up to 1,051,866 shares of the Company’s common stock, par value $4.00 per share (the “Common Stock”). The shares of Common Stock to be sold in the Offering are hereinafter called the “Shares.”

The Shares are being offered for sale in a rights offering to existing shareholders of the Company as of _______ __, 2014, whereby shareholders of the Company as of the record date for the offering will receive one subscription right to purchase three Shares at $_________ per Share (the “Subscription Price”) for each share of Common Stock owned as of the record date (the “Basic Subscription Privilege”). The Company has entered into a Standby Purchase Agreement dated November 11, 2014 (the “Standby Purchase Agreement”) with Kenneth R. Lehman, a private investor (the “Standby Investor”), who has agreed, subject to there being sufficient Shares available after purchases by shareholders exercising their Basic Subscription Privilege are filled, to purchase from the Company at the Subscription Price, the lesser of (i) $8.0 million of Common Stock (based on the Subscription Price), (ii) all Shares not purchased by shareholders exercising their Basic Subscription Privilege, and (iii) the maximum number of Shares that the Standby Investor may purchase without causing an “ownership change” under Section 382(g) of the Internal Revenue Code of 1986, as amended (the “Code”). Shareholders who fully exercise their Basic Subscription Privilege may also subscribe for additional Shares in the event that all not available Shares are purchased pursuant to the Basic Subscription Privilege or by the Standby Investor (the “Oversubscription Privilege”).

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The Company and the Bank hereby confirm their agreement with the Sales Agents concerning the sale of the Shares, as follows:

1.          Registration Statement. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-200147), including the related preliminary prospectus covering the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has been declared effective by the Commission in such form under the Securities Act. After execution and delivery of this Agreement, the Company will file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Securities Act and paragraph (b) of Rule 424 (“Rule 424(b)”) under the Securities Act. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, if any, at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.”

Any registration statement filed pursuant to Rule 462(b) under the Securities Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference, in the form first furnished to the Sales Agents for use in connection with the Offering and filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The term “General Disclosure Package” shall mean the following documents, all considered together: (i) the preliminary prospectus, if any, used most recently prior to the date and time as of which the Registration Statement was declared effective by the Commission, (ii) any Issuer Free Writing Prospectus (as defined below) identified in Annex A hereto, and (iii) any other “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package. “Applicable Time” shall mean [10:00 [a.m.] Eastern Time on the date of execution and delivery of this Agreement.

2.          Appointment of the Sales Agents; Terms. The Company hereby appoints the Sales Agents as its sole and exclusive agents for the purpose of selling, in accordance with the terms and conditions hereof, the Shares. Each of the Sales Agents hereby accepts such agency and agrees to use its best efforts to assist the Company and the Bank with sale of the Shares on terms and conditions set forth herein.

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(a)     Subject to the conditions herein set forth, the Company agrees to issue and sell up to 1,051,866 Shares in the Offering. All Shares to be offered and sold in the Offering shall be issued and sold by the Company to the public and each of the Sales Agents agrees to use its best efforts to assist the Company in the sale of the Shares, at the Subscription Price. In consideration for the Sales Agents’ efforts under this Section 2, the Company agrees to pay the Sales Agents, collectively, an advisory fee equal to the sum of (i) two percent (2%) of the gross proceeds from Shares sold to shareholders (excluding Shares sold to shareholders listed on Annex B or any of their affiliates) exercising their Basic Subscription Privilege; (ii) an additional two percent (2%) of the gross proceeds from Shares sold to shareholders (excluding Shares sold to shareholders listed on Annex B or any of their affiliates) exercising their Basic Subscription Privilege, if shareholders purchase in the aggregate 35% or more of the Shares available through the exercise of their Basic Subscription Privilege; (iii) five percent (5%) of the gross proceeds from Shares sold to shareholders (excluding Shares sold to shareholders listed on Annex B or any of their affiliates) exercising their Oversubscription Privilege; (iv) five percent (5%) of the gross proceeds from Shares sold to the Standby Investor; and (v) six percent (6%) of the gross proceeds from Shares sold to the entities listed on Annex B or any of their affiliates (collectively, the “Advisory Fee”). The Advisory Fee shall be divided into two parts, a management fee (the “Management Fee”) and a sales credit (the “Sales Credit’), which are to be calculated as follows: the Management Fee equals seventy percent (70%) of the total Advisory Fee and the Sales Credit equals thirty (30%) of the total Advisory Fee. The Company shall pay to Compass Point sixty percent (60%) of the Management Fee and shall pay to Boenning forty percent (40%) of the Management Fee. When purchasers submit orders in the Offering, they may designate their Shares to either Sales Agent. The Sales Agents will split the Sales Credit proportionally based upon how many Shares are designated to each Sales Agent. The aggregate Sales Credit from Shares that are not designated to either Sales Agent will be split evenly between the Sales Agents, with each Sales Agent receiving fifty percent (50%) of such Sales Credit. The Advisory Fee owed to the Sales Agents shall be reduced by $40,000, the aggregate retainer fee paid to the Sales Agents under the engagement letter dated July 18, 2014 with the Company for the Offering. The Company may reject any offer to purchase the Shares made through the Sales Agents in whole or in part, and any such rejection shall not be deemed a breach of the respective parties’ agreement contained herein. This is strictly a “best efforts” offering and there is no minimum contingency of a specific number of Shares which must be sold prior to proceeding with a closing and the Sales Agents are not required to purchase any Shares that are not sold to shareholders, the Standby Investor or the public. The Company will not sell or agree to sell any of the Shares otherwise than with the assistance of the Sales Agents until after the Closing Date (as defined below), subject to Section 4(h) of this Agreement. In the event the Company or any of its executive officers is contacted directly or indirectly by prospective purchasers of the Shares, the Company will promptly forward the names of such prospective purchasers to the Sales Agents.

(b)    The release of the Shares against payment therefor shall be made on a date and at a place mutually acceptable to the Company and the Sales Agents. The Shares shall be delivered directly to the purchasers in certificated or uncertificated form (book-entry) in accordance with the instructions of the Company and Computershare, Inc. (the “Subscription Agent”).  The date upon which the Company shall release or deliver the Shares sold in the Offering, in accordance with the terms herein, is called the “Closing Date.”

(c)    The Company acknowledges and agrees that each of the Sales Agents is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Offering contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Sales Agents have not provided any legal, tax, investment, accounting or regulatory advice with respect to the Offering, and the Company has consulted with its own advisors concerning such matters to the extent it deemed appropriate. Any review by the Sales Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Sales Agents and shall not be on behalf of the Company.

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3.           Representations and Warranties of the Company and the Bank. The representations and warranties in this Section 3 shall not apply to any statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any other free writing prospectus that is part of the General Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Sales Agents (provided that the Company, the Bank and the Sales Agents hereby acknowledge and agree that the only information that the Sales Agents have furnished to the Company specifically for inclusion in the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any other free writing prospectus that is part of the General Disclosure Package, or any amendment or supplement thereto, is the [fourth and ninth paragraphs] of the Section titled “Plan of Distribution” in the Prospectus (collectively, the “Sales Agent Information”)). The Company and the Bank hereby jointly and severally represent and warrant to the Sales Agents that:

(a)          Preliminary Prospectus. No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and any preliminary prospectus included in the General Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no preliminary prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)          General Disclosure Package. The General Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)          Issuer Free Writing Prospectus. Other than the Registration Statement, the preliminary prospectus and the Prospectus, the Company (including its agents and representatives, other than the Sales Agents, each in its capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex A hereto, or (iii) each bona fide electronic road show (as defined in Rule 433 under the Securities Act) and any other written communications approved in writing in advance by the Sales Agents. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the General Disclosure Package at the Applicable Time, did not, and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)          Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(e)          Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and none of such documents, as of the date they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated  by reference in the Registration Statement, the Prospectus and the General Disclosure Package or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)          Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable.

(g)          No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the General Disclosure Package and the Prospectus), material change in short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, prospects, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

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(h)          Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, and, in the case of the Bank, is validly chartered as a Virginia-chartered bank. The Company and each of its subsidiaries are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company is duly registered as a bank holding company under the Bank, Holding Company Act of 1956, as amended (the “BHC Act”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Bank, Village Bank Mortgage Corporation, Village Insurance Agency, Village Financial Services Corporation, Southern Community Financial Capital Trust I and Village Financial Statutory Trust II.

(i)          Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization;” all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights, except for such rights as may have been fully satisfied or waived; except for options, restricted stock, restricted stock units and similar securities issued under the Company’s existing equity compensation plans or as described in or expressly contemplated by the General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company are owned, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)           Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(k)          Sales Agency Agreement. This Agreement has been duly executed by the Company and the Bank.

(l)          The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

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(m)         No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation, charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except that the Company has been deferring interest payments on its junior subordinated debt securities since June 2011); or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)          No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the articles of incorporation, charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o)          No Consents Required. No material consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Bank of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except as already obtained or for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”), the Nasdaq Stock Market, Inc. (“Nasdaq”) and under applicable state securities laws in connection with the Offering.

(p)          Legal Proceedings. Except as previously disclosed or as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; to the knowledge of the Company and the Bank, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus.

(q)          Independent Accountants. BDO USA, LLC, who has certified certain financial statements and supporting schedules of the Company and its subsidiaries contained in or incorporated into the Registration Statement, the Prospectus and the General Disclosure Package, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

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(r)          Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)          Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect.  To the Company’s and the Bank’s knowledge, the conduct of their and their subsidiaries’ businesses do not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(t)          No Undisclosed Relationships. To the Company’s and the Bank’s knowledge, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Prospectus and the General Disclosure Package and that is not so described in such documents.

(u)          Investment Company Act. Neither the Company nor the Bank is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)         Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes that are material in amount and filed all tax returns required to be paid or filed through the date hereof except where the failure to so pay or file any such tax would not have or reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Bank do not have knowledge of any material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

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(w)          Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation, suspension or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not have a Material Adverse Effect.

(x)          No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and the Bank, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(y)          Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (a) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, release or threat of release of hazardous materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any release or threat of release of hazardous materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except, in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z)          Compliance with ERISA. The Company and the Bank are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Bank would have any liability that would reasonably be expected to have a Material Adverse Effect; neither the Company nor the Bank has incurred, and neither expects to incur, liability under (i) Title IV of ERISA with respect termination of, or withdrawal from, any “pension plan,” or (ii) Sections 412 or 4971 of the Code that would reasonably be expected to have a Material Adverse Effect; and each “Pension Plan” for which the Company or the Bank would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, to the Company’s or the Bank’s knowledge, whether by action or by failure to act, which would cause the loss of such qualification.

(aa)         Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

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(bb)         Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(cc)         Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate, in the reasonable belief of the Company, to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd)         No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Bank, any director, officer, agent, employee, affiliate, or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken any act in furtherance of an offer of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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(ee)        Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Bank, threatened.

(ff)         Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Bank, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other relevant sanction law.

(gg)        No Restrictions on Subsidiaries. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(hh)       No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Sales Agents for a brokerage commission, finder’s fee or like payment in connection with the Offering.

(ii)         No Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(jj)         No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of its Common Stock.

(kk)       Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ll)         Statistical and Market Data. Nothing has come to the attention of the Company or the Bank that has caused the Company and the Bank to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)     Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

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(nn)       Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any Offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this Offering pursuant to Rule 456(a) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(oo)        Bank Regulatory Authorities. Each of the Company and its subsidiaries are in compliance with all applicable laws administered by, and all rules and regulations of, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”), the Virginia Bureau of Financial Institutions (the “VBFI”), and any other federal or state bank regulatory authorities with jurisdiction over the Company or its subsidiaries (collectively, the “Bank Regulatory Authorities”), except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The deposit accounts of the Bank are insured up to applicable limits by the FDIC and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company and the Bank, threatened. The Bank is a member in good standing of the Federal Home Loan Bank of Atlanta. Except as set forth in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, neither the Company nor any of its subsidiaries is subject or is a party to, or has received any notice or advice that any of them may become subject or a party to, any investigation with respect to any written agreement, cease and desist order, memorandum of understanding or other regulatory enforcement action, proceeding or order with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions (other than board resolutions required by law or regulation and applicable to the banking industry as a whole) at the request of, any Bank Regulatory Authority that currently restricts in any material respects the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit risk management or compliance policies, internal controls or its management, and to the knowledge of the Company, neither the Company nor the Bank has been advised in writing by any Bank Regulatory Authority that it intends to issue or request any such order, directive, or extraordinary supervisory letter; and, except as disclosed in the General Disclosure Package and the Prospectus, there is no unresolved violation, criticism or exception by any Bank Regulatory Authority with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries that would be reasonably expected to result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Offering or the performance of this Agreement.

(pp)        Application of Takeover Protections; Rights Agreements.  The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable, with respect to the Offering, any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation, bylaws or other organizational documents or the laws of the Commonwealth of Virginia or otherwise which is or could become applicable solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Offering.

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(qq)        Off Balance Sheet Arrangements.  There is no transaction, arrangement or other relationship between the Company (or any subsidiary of the Company) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act reports and is not so disclosed.

(rr)        Risk Management Instruments.  Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2012, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company’s subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company’s subsidiaries, enforceable in accordance with its terms.  Neither the Company nor the Company’s subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(ss)        Nonperforming Assets.  To the knowledge of the Company, except as disclosed in the Company’s Exchange Act reports, the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate and such belief is reasonable under all the facts and circumstances known to the Company and Bank.

(tt)        Change in Control.  The Offering as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(uu)       Common Control.  The Company is not and, after giving effect to the Offering, will not be under the control (as defined in the BHC Act and the Federal Reserve Board’s Regulation Y (12 CFR Part 225) (“BHC Act Control”) of any company (as defined in the BHC Act and the Federal Reserve Board’s Regulation Y).  The Company is not in BHC Act Control of any federally insured depository institution other than the Bank.  The Bank is not under the BHC Act Control of any company (as defined in the BHC Act and the Federal Reserve Board’s Regulation Y) other than the Company.  Neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution.  The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)). Depending on the amount of Common Stock purchased by the Standby Investor, he may be deemed to control the Company pursuant to the provisions of the Change in Bank Control Act.

(vv)        Relationship with Sales Agents.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with either of the Sales Agents or any affiliate of either of the Sales Agents.

(ww)       Listing of Additional Shares. The Company has submitted all notices required to have the Shares quoted on the Nasdaq Capital Market effective as of the Closing Date.

(xx)        FINRA Affiliations. There are no affiliations or associations as such terms are defined by the FINRA, direct or indirect, between any FINRA member participating in the Offering or any of the Company’s or the Bank’s officers or directors.

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(yy)        Compliance with Florida Statutes. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes. For purposes of this subsection, “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

4.           Further Agreements of the Company and the Bank. The Company and the Bank covenant and agree with the Sales Agents that:

(a)          Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Sales Agents as soon as practicable following execution of this Agreement in such quantities as the Sales Agents may reasonably request.

(b)          Delivery of Copies. The Company will deliver, without charge, (i) to each of the Sales Agents, one signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each of the Sales Agents (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Sales Agents may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Sales Agents a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares.

(c)          Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Sales Agents and counsel for the Sales Agents a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Sales Agents reasonably object.

(d)          Notice to the Sales Agents. The Company will advise the Sales Agents promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus, any of the General Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the

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General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, any of the General Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

(e)          Ongoing Compliance. (i) If during the Prospectus Delivery Period (a) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or (b) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Sales Agents thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Sales Agents and to such dealers as the Sales Agents may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law, and (ii) if at any time prior to the Closing Date (a) any event shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the General Disclosure Package is delivered to a purchaser, not misleading or (b) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Sales Agents thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Sales Agents and to such dealers as the Sales Agents may designate such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the General Disclosure Package is delivered to a purchaser, be misleading or so that the General Disclosure Package will comply with law.

(f)          Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Sales Agents shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) make any filings to qualify the Sales Agents as brokers or dealers eligible to act as sellers with respect to the Shares in any such jurisdiction, (ii) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (iii) file any general consent to service of process in any such jurisdiction, or (iv) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)          Earnings Statement. The Company will make generally available to its security holders (which may be satisfied by making publicly available on EDGAR) as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

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(h)          Clear Market. For a period of 90 days after the date of the Prospectus (the “Restricted Period”), the Company will not, without the prior written consent of the Sales Agents (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing shall not apply to (i) the Shares to be sold hereunder, (ii) any shares of Common Stock of the Company and options to purchase shares of Common Stock granted under the Company’s equity compensation plans, and shares of Common Stock issued upon exercise of options granted under such equity compensation plans or any warrants issued by the Company and (iii) any shares of Common Stock issued by the Company in connection with a dividend reinvestment plan. Notwithstanding the foregoing, in the event that either (i) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Restricted Period and ends on the last day of the Restricted Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the earnings release is issued or the material news or event related to the Company occurs.

(i)          Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j)          No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of its Common Stock.

(k)          Reports. During a period of five years from the date hereof, the Company will furnish to the Sales Agents, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports or financial statements to the Sales Agents to the extent they are made available on EDGAR.

(l)          Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)        Notice of Action.         The Company and the Bank will promptly inform the Sales Agents upon their receipt of service with respect to any material litigation or administrative action instituted with respect to the Offering.

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(n)          Reporting of Use of Proceeds. The Company will report the use of proceeds from the Offering on its first periodic report filed pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act.

(o)          FINRA Information. The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Sales Agents in order for the Sales Agents to ensure compliance with FINRA Rules 5110, 5130 and 5131 to the extent applicable.

(p)          Compliance with Conditions to Closing. The Company shall not deliver the Shares until the Company and the Bank have satisfied each condition set forth in Section 6 hereof, unless such condition is waived by the Sales Agents.

(q)          Compliance with Applicable law and Regulation. During the period in which the Prospectus is required to be delivered, each of the Company and the Bank will conduct its respective business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Federal Reserve Board, the VBFI, and the FDIC.

(r)          Efforts to Satisfy Closing Conditions. The Company and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the obligations of the Sales Agents specified in Section 6 hereof.

5.           Certain Agreements of the Sales Agents. Each of the Sales Agents hereby represents and agrees that:

(a)          It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the preliminary prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Sections 3(c) or 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Sales Agent and approved by the Company in advance in writing.

(b)          It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)          It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.           Conditions of Sales Agents’ Obligations. The obligations of the Sales Agents to offer the Shares on a best-efforts basis under this Agreement are subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

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(a)          Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(1) or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Sales Agents.

(b)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)          No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto subsequent to the date of this Agreement) and the Prospectus (excluding any amendment or supplement thereto subsequent to the date of this Agreement) and the effect of which in the reasonable judgment of the Sales Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus; provided, however, that notwithstanding anything in this Agreement to the contrary, any voluntary or involuntary delisting of the Company’s common stock from the Nasdaq Capital Market shall not constitute an event or condition of the type described in Section 3(g) hereof.

(d)          Officer’s Certificate. The Sales Agents shall have received on and as of the Closing Date a certificate of the chief executive officer and chief financial officer of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the General Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the closing and (iii) to the effect set forth in paragraphs (a) and (c) above.

(e)          Comfort Letters. On the date of this Agreement and on the Closing Date, BDO USA, LLC shall have furnished to the Sales Agents, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Sales Agents, in form and substance reasonably satisfactory to the Sales Agents, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.

(f)          Opinion and 10b-5 Statement of Counsel for the Company. The law firm of LeClairRyan, A Professional Corporation, counsel for the Company, shall have furnished to the Sales Agents, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Sales Agents, in form and substance reasonably satisfactory to the Sales Agents, to the effect set forth in Exhibit A hereto.

(g)          Opinion and 10b-5 Statement of Counsel for the Sales Agents. The Sales Agents shall have received on and as of the Closing Date an opinion and 10b-5 statement of Silver, Freedman, Taff & Tiernan LLP, counsel for the Sales Agents, with respect to such matters as the Sales Agents may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

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(h)          Section 382. At or prior to the Closing, the Company will have received a letter from an independent accounting firm stating that (i) the issuance of the Common Stock pursuant to the transactions contemplated by the Standby Purchase Agreement should not cause the Company to undergo an “ownership change” for purposes of Section 382 of the Code, (ii) there should be no adverse tax or accounting consequences of the issuance of the Common Stock pursuant to the transactions contemplated by the Standby Purchase Agreement, and (iii) the structure of the transaction should preserve the Company’s deferred tax asset (subject to any valuation allowance).

(i)          No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(j)          Good Standing. The Sales Agents shall have received on and as of the Closing Date evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Sales Agents may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)          Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Sales Agents such further certificates and documents as the Sales Agents may reasonably request.

(l)          Market Conditions. Market conditions at the time of the Offering shall, in the judgment of the Sales Agents, continue to justify the Offering. All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Sales Agents.

7.           Indemnification and Contribution.

(a)          Indemnification of the Sales Agents. The Company and the Bank agree to indemnify and hold harmless each Sales Agent, its affiliates, directors and officers and each person, if any, who controls such Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or the General Disclosure Package (including any subsequent amendment to the General Disclosure Package), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Sales Agent Information.

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(b)          Indemnification of the Company. Each Sales Agent, severally but not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee, partner, agent or affiliate of the Company and the Bank to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Sales Agent Information; provided, however, that the obligation of each Sales Agent to indemnify the Company, and each person, if any, who controls the Company and the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee, partner, agent or affiliate of the Company and the Bank shall be limited to the amount of fees actually received by such Sales Agent pursuant to this Agreement.

(c)          Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for each of the Sales Agents, its affiliates, directors and officers and any control persons of such Sales Agent shall be designated in writing by such Sales Agent and any such separate firm for the Company, its directors, officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(d)          Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Sales Agents on the other, from the Offering, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Sales Agents on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Sales Agents on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total fees and commissions received by the Sales Agents in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Sales Agents on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Sales Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding anything to the contrary herein, the Sales Agents’ obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective amounts of fees each has actually received pursuant to this Agreement and not joint.

(e)          Limitation on Liability. The Company and the Sales Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Sales Agent be required to contribute any amount in excess of the total fees and commissions actually received by such Sales Agent with respect to the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)          Expense Reimbursement. In addition, in the event that the Sales Agents, any person, if any, who controls the Sales Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees, affiliates or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Bank, either or both of the Sales Agents or any of their affiliates or any participant in the transactions contemplated hereby in which the Sales Agent or such person or agent is not named as a defendant, the Company and the Bank jointly and severally agree to reimburse the Sales Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Sales Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

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(g)          Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.           Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.           Termination. This Agreement may be terminated in the absolute discretion of the Sales Agents, by notice to the Company and the Bank, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE MKT, the NASDAQ Stock Market or the OTC Markets Group, Inc.; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or Virginia authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Sales Agents, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus; provided, however, that notwithstanding anything in this Agreement to the contrary, the Sales Agents may not terminate this agreement solely as a result of any voluntary or involuntary delisting of the Company’s common stock from the Nasdaq Capital Market.

10.         Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses of the Company’s counsel incurred in connection with the registration or qualification of the Shares under the state securities or blue sky laws of such jurisdictions as the Sales Agents may reasonably designate; (v) the cost of preparing stock certificates and closing transcripts; (vi) the costs and charges of any transfer agent and any registrar; (vii) the fees and expenses of the Subscription Agent; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; and (ix) all expenses incurred by the Company or the Bank in connection with any “road show” presentation to potential investors.

(b)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Bank shall reimburse the Sales Agents for their reasonable attorney’s fees and related legal expenses, not to exceed $75,000, as well as all out-of-pocket expenses incurred from time to time in connection with the provision of their services hereunder, including database and similar information charges related to third party vendors; travel-related expenses; postage, telecommunication, printing, and duplicating expenses, and any background checks on individuals required for compliance purposes, not to exceed $25,000 in aggregate. If any compensation or expenses payable to the Sales Agents pursuant to this Agreement are not fully paid when due, the Company and the Bank agrees to pay all costs of collection or other enforcement of the Sales Agents’ rights hereunder, including but not limited to attorneys’ fees and expenses, whether collected or enforced by suit or otherwise.

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11.         Right of First Refusal. Effective upon the Closing Date, the Sales Agents shall have a right of first refusal for the period beginning on the Closing Date and ending on the 365th day following the Closing Date to act as a lead managing underwriter or a lead placement agent and book runner in connection with any public or private offering of equity securities, preferred securities or preferred securities convertible into equity securities contemplated by the Company. The Sales Agents shall have ten (10) business days from its receipt of the written terms offering such engagement (the “Written Offering Terms”) in which to determine whether or not to accept such offer and, if the Sales Agents refuse, and provided that such financing is consummated (a) with another placement agent or underwriter upon substantially the same terms and conditions as the Written Offering Terms and (b) within three months after the end of the aforesaid ten (10)-business day period, this right of first refusal shall be forfeited and terminated; provided, however, if the financing is not consummated under the conditions of clauses (a) and (b) above, then the right of first refusal shall once again be reinstated under the same terms and conditions set forth in this section during the remainder of such 365-day period.

12.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any control persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares shall be deemed to be a successor merely by reason of such purchase in the Offering.

13.         Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Bank and the Sales Agents contained in this Agreement or made by or on behalf of the Company, the Bank or the Sales Agents pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company and the Bank or the Sales Agents.

14.         Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.         Miscellaneous.

(a)          Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Sales Agents shall be sent to Compass Point Research & Trading, LLC, 3000 K Street N.W., Suite 340, Washington, D.C. 20007 (fax: (202) 540-7309), Attention: Sloan Deerin, and to Boenning & Scattergood, Inc., 4 Tower Bridge, 200 Barr Harbor Drive, Suite 300, West Conshohocken, Pennsylvania 19428 (fax ______________) , Attention: Michael C. Voinovich with a copy to Ross Bevan, Esq. at Silver, Freedman, Taff & Tiernan LLP, 3299 K Street, N.W., Suite 100, Washington, D.C. 20007, and to the Company and the Bank shall be sent to Village Bank and Trust Financial Corp., 13319 Midlothian Turnpike, Midlothian, Virginia 23113 (fax: (___) ___-____), Attention: William G. Foster, with a copy to Benjamin A. McCall, Esq. at LeClairRyan, A Professional Corporation, 951 East Byrd Street, Eighth Floor, Richmond, Virginia 23219.

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(b)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to agreements made and to be performed in such jurisdiction.

(c)          Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)          Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f)          Entire Agreement. This Agreement, together with the annexes and exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such agreement, annexes and exhibits. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

VILLAGE BANK AND TRUST FINANCIAL CORP.

By:
Name:	William G. Foster, Jr.
Title:	President and Chief Executive Officer

VILLAGE BANK

By:
Name:	William G. Foster, Jr.
Title:	President and Chief Executive Officer

Accepted: ____________, 2014

COMPASS POINT RESEARCH & TRADING, LLC

By:
Name:	D. Sloan Deerin
Title:	Managing Director

BOENNING & SCATTERGOOD, INC.

By:
Name:	Michael C. Voinovich
Title:	Managing Director

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